UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street NW
Washington, D.C. 29549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      May 20, 2014

THE CATO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware	1-31340	56-0484485
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

8100 Denmark Road, Charlotte, NC (Address of Principal Executive Offices)		28273-5975 (Zip Code)

(704) 554-8510 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE CATO CORPORATION

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 20, 2014, the Registrant held its Annual Meeting.  The following are the voting results on each matter submitted to the Registrant’s stockholders at the Annual Meeting.  The proposals below are described in detail in the Proxy Statement.

At the Annual Meeting, the two nominees for director were elected to the Registrant’s Board of Directors (Proposal 1 below).

Management’s proposal regarding a non-binding advisory vote approving executive compensation was approved (Proposal 2 below).

In addition, management’s proposal regarding ratification of the retention of PricewaterhouseCoopers LLP as the Registrant’s registered independent public accounting firm for 2014 was approved (Proposal 3 below).

Summary Of Voting By Proposal

1.     To elect Thomas B. Henson and Bryan F. Kennedy, III, each for a term expiring in 2017 and until their successors are elected and qualified.  Votes recorded, by nominee, were as follows:

Nominee	For	Withheld	Broker Non-Votes
Thomas B. Henson	41,927,296	1,372,319	661,144
Bryan F. Kennedy, III	41,920,831	1,378,784	661,144

2.     To approve on a non-binding advisory basis, the compensation of the named executive officers of The Cato Corporation.  The Company’s shareholders voted to approve this proposal with 41,774,147 votes for and 590,364 votes against.  There were 935,104 abstentions and 661,144 broker non-votes.

3.      To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015.  The Company’s shareholders voted to approve this proposal with 42,855,042 votes for and 186,047 votes against.  There were 919,670 abstentions and 661,144 broker non-votes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                    THE CATO CORPORATION

May 21, 2014	/s/ John P. D. Cato
Date	John P. D. Cato Chairman, President and Chief Executive Officer

May 21, 2014	/s/ John R. Howe
Date	John R. Howe Executive Vice President Chief Financial Officer

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